EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2002, except for Note 1 as it relates to the recapitalization, as to which the date is April 10, 2002 relating to the financial statements of Ribapharm Inc., formerly a division of ICN Pharmaceuticals, Inc., which appears in the Registration Statement on Form S-1 of Ribapharm Inc. dated April 11, 2002.


/s/  PricewaterhouseCooopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
June 24, 2002